Exhibit 99.6

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

FINANCIAL STATEMENTS

As of December 31, 2003 and 2002 and for the Years Ended December 31, 2003, 2002 and 2001

and as of July 2, 2004 (unaudited) and for the six months ended July 2, 2004 and July 4, 2003 (unaudited)

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholder

of ON Semiconductor Japan Technology Ltd.

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of ON Semiconductor Japan Technology Ltd. (an indirect wholly-owned subsidiary of ON Semiconductor Corporation) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 4 to the financial statements, the Company changed its method of accounting for unrecognized net actuarial gains or losses relating to its defined benefit pension obligations effective January 1, 2003.

The Company has extensive transactions and relationships with ON Semiconductor Corporation and its affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona

February 2, 2004, except for

the third paragraph of Note 2 for

which the date is February 9, 2004

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

BALANCE SHEET

	December 31,		July 2, 2004
	2003	2002
			(unaudited)
	(in millions, except share data)
ASSETS
Cash and cash equivalents	$5.4	$4.3	$7.4
Other current assets	1.5	1.1	0.3
Due from affiliates	5.0	6.9	0.7
Deferred income taxes	0.1	2.6	—

Total current assets	12.0	14.9	8.4

Property, plant and equipment, net	71.6	72.5	74.8
Other assets	0.1	1.0	0.6

Total assets	$83.7	$88.4	$83.8

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable	$4.7	$3.4	$5.2
Accrued expenses	4.0	3.8	4.5
Accrued interest	—	—	0.1
Due to affiliates	0.2	0.3	0.1
Income taxes payable	0.1	0.1	0.1
Current portion of long-term debt	3.5	1.6	3.5

Total current liabilities	12.5	9.2	13.5
Long-term debt	20.8	21.7	18.9
Other long-term liabilities	5.4	5.3	5.2
Notes payable to affiliates	17.5	23.8	17.5
Deferred income taxes	0.1	1.3	—

Total liabilities	56.3	61.3	55.1

Commitments and contingencies (See Note 13)	—	—	—

Common stock (50,000 yen par value, 204,800 shares authorized, 64,400 shares issued and outstanding)	27.6	27.6	27.6
Additional paid-in capital	3.0	2.3	3.4
Accumulated other comprehensive income (loss)	1.0	(2.6)	0.9
Accumulated deficit	(4.2)	(0.2)	(3.2)

Total stockholder’s equity	27.4	27.1	28.7

Total liabilities and stockholder’s equity	$83.7	$88.4	$83.8

See accompanying notes to the financial statements

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

STATEMENT OF OPERATIONS

	Year Ended December 31,			Six Months Ended
	2003	2002	2001	July 2, 2004	July 4, 2003
				(unaudited)	(unaudited)
	(in millions)
Sales to affilates	$48.5	$48.4	$78.4	$27.6	$23.0
Cost of sales to affiliates	44.0	43.6	66.3	25.1	21.3

Gross profit	4.5	4.8	12.1	2.5	1.7

Operating expenses:
Research and development	1.7	1.6	3.0	0.4	0.8
Selling and marketing	—	0.1	2.3	—	—
General and administrative	—	0.3	3.8	—	—
Restructuring, asset impairments and other, net	1.9	(0.1)	13.8	—	2.0

Total operating expenses	3.6	1.9	22.9	0.4	2.8

Operating income ( loss )	0.9	2.9	(10.8)	2.1	(1.1)
Other income (expense), net
Interest expense	(2.7)	(3.4)	(4.6)	(1.1)	(1.3)
Realized and unrealized foreign currency gains or losses	0.8	1.3	—	—	(0.2)

Other income (expense), net	(1.9)	(2.1)	(4.6)	(1.1)	(1.5)
Income (loss) before income taxes and cumulative of accounting change	(1.0)	0.8	(15.4)	1.0	(2.6)
Income tax benefit (provision)	(1.5)	(1.0)	3.0	—	0.1

Income (loss) before cumulative of accounting change	(2.5)	(0.2)	(12.4)	1.0	(2.5)
Cumulative effect of accounting change, net of tax	(1.5)	—	—	—	(1.5)

Net income (loss)	$(4.0)	$(0.2)	$(12.4)	$1.0	$(4.0)

See accompanying notes to the financial statements

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock (shares)	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total
	(in millions, except share data)
Balance at December 31, 2000	64,400	$27.6	$0.6	$(0.4)	$12.4	$40.2

Contributed services by Parent		—	0.6	—	—	0.6
Comprehensive loss:
Net loss		—	—	—	(12.4)	(12.4)
Foreign currency translation adjustment		—	—	(3.7)	—	(3.7)

Comprehensive loss				(3.7)	(12.4)	(16.1)

Balance at December 31, 2001	64,400	27.6	1.2	(4.1)	—	24.7

Contributed services by Parent		—	1.1	—	—	1.1
Comprehensive loss:
Net loss		—	—	—	(0.2)	(0.2)
Foreign currency translation adjustment		—	—	2.1	—	2.1
Additional minimum pension liability		—	—	(0.6)	—	(0.6)

Comprehensive loss				1.5	(0.2)	1.3

Balance at December 31, 2002	64,400	27.6	2.3	(2.6)	(0.2)	27.1

Contributed services by Parent		—	0.7	—	—	0.7
Comprehensive loss:
Net loss		—	—	—	(4.0)	(4.0)
Foreign currency translation adjustment		—	—	3.0	—	3.0
Additional minimum pension liability		—	—	0.6	—	0.6

Comprehensive loss				3.6	(4.0)	(0.4)

Balance at December 31, 2003	64,400	27.6	3.0	1.0	(4.2)	27.4

Contributed services by Parent (unaudited)		—	0.4	—	—	0.4
Comprehensive loss (unaudited):
Net loss (unaudited)		—	—	—	1.0	1.0
Foreign currency translation adjustment (unaudited)		—	—	(0.1)	—	(0.1)

Comprehensive loss (unaudited)				(0.1)	1.0	0.9

Balance at July 2, 2004 (unaudited)	64,400	$27.6	$3.4	$0.9	$(3.2)	$28.7

See accompanying notes to the financial statements

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

STATEMENT OF CASH FLOWS

	Year Ended December 31,			Six Months Ended
	2003	2002	2001	July 2, 2004	July 4, 2003
				(unaudited)	(unaudited)
	(in millions)
Cash flows from operating activities:
Net income (loss)	$(4.0)	$(0.2)	$(12.4)	$1.0	$(4.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	10.0	11.7	13.2	5.1	5.2
Cumulative effect of accounting change	1.5	—	—	—	1.5
Non-cash impairment write-down of property, plant and equipment	2.0	—	5.1	—	2.0
Non-cash support costs provided by Parent	0.7	1.1	0.6	0.4	0.4
Deferred income taxes	1.5	1.0	(3.2)	—	(0.1)
Translation gain on notes payable to affiliates	(2.0)	(1.8)	—	—	—
Other	(0.2)	0.1	0.1	—	—
Changes in assets and liabilities:
Inventories	—	—	5.5	—	—
Income taxes receivable	—	—	4.4	—	—
Other assets	(0.3)	(1.4)	2.1	0.6	0.6
Due from affiliates	2.3	1.7	9.6	4.3	0.6
Accounts payable	0.8	0.1	(10.1)	0.6	0.8
Accrued expenses	(0.2)	(3.0)	9.8	0.2	(1.3)
Accrued interest	—	—	—	0.1	0.2
Due to affiliates	(0.2)	(0.1)	0.4	(5.0)	2.2
Income taxes payable	—	—	0.1	—	—
Other long-term liabilities	(0.5)	0.0	2.0	(0.2)	1.2

Net cash provided by operating activities	11.4	9.2	27.2	7.1	9.3

Cash flows from investing activities:
Purchases of property, plant and equipment	(3.1)	(0.6)	(8.7)	(3.6)	(1.4)

Net cash used in investing activities	(3.1)	(0.6)	(8.7)	(3.6)	(1.4)

Cash flows from financing activities:
Proceeds from intercompany long-term debt	—	4.0	42.8	—	—
Repayment of intercompany long-term debt	(6.5)	(11.5)	(62.4)	—	(2.0)
Repayment of long-term debt	(1.6)	—	—	(1.8)	(1.5)

Net cash used in financing activities	(8.1)	(7.5)	(19.6)	(1.8)	(3.5)

Effect of exhange rate changes on cash and cash equivalents	0.9	1.0	0.9	0.3	—
Net increase (decrease) in cash and cash equivalents	1.1	2.1	(0.2)	2.0	4.4
Cash and cash equivalents, beginning of period	4.3	2.2	2.4	5.4	4.3

Cash and cash equivalents, end of period	$5.4	$4.3	$2.2	$7.4	$8.7

See accompanying notes to the financial statements

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

ON Semiconductor Japan Technology Ltd. (the “Company”) is a wholly-owned subsidiary of Semiconductor Components Industries, LLC (“SCI LLC” or “Parent”), which is a wholly-owned subsidiary of ON Semiconductor Corporation (“ON Semiconductor”). The Company is located in Aizu, Japan and is primarily engaged in the manufacture of semiconductor products. Prior to the third quarter of 2002, the Company performed certain sales and marketing and general and administrative functions for the Parent and supported its own manufacturing and sales activities. These functions were transferred to other affiliates of the Company. The Company also performed research and development functions for its own manufacturing activities. Formerly known as the Semiconductor Components Group of the Semiconductor Products Sector of Motorola, Inc., ON Semiconductor was a wholly-owned subsidiary of Motorola Inc. (“Motorola”) prior to its August 4, 1999 recapitalization (the “Recapitalization”). ON Semiconductor continues to hold, through direct and indirect subsidiaries, substantially all the assets and operations of the Semiconductor Components Group of Motorola’s Semiconductor Products Sector. The Company’s common stock consists of 204,800 authorized shares, 64,400 shares of which were issued to SCI LLC in connection with the Recapitalization.

SCI LLC incurs certain manufacturing and information technology support costs that directly benefit its various manufacturing affiliates including the Company. Although such costs are not recorded in the Company’s local statutory accounts and are not deductible for local tax purposes, they have been allocated to the Company and reflected in the accompanying financial statements as cost of sales with an offsetting capital contribution from SCI LLC. The allocations utilized in arriving at the amounts reflected in the accompanying financial statements are based on assumptions that management believes are reasonable in the circumstances; however, such allocations are not necessarily indicative of the costs that would have been incurred by the Company had it operated as a stand-alone entity.

The accompanying unaudited financial statements as of July 2, 2004 and for the six months ended July 2, 2004 and July 4, 2003, respectively, have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements. In the opinion of the Company’s management, the interim information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. The footnote disclosures related to the interim financial information included herein are also unaudited. Such financial information should be read in conjunction with the consolidated financial statements and related notes thereto as of December 31, 2003 and for the year then ended included in the Parent’s annual report on Form 10-K, as amended, for the year ended December 31, 2003.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of valuation allowances relating to deferred tax assets; accruals for warranties and restructuring charges, inventory writedowns and pension obligations; the fair values of financial instruments (including derivative financial instruments); and future cash flows associated with long-lived assets. Actual results could differ from these estimates. Certain prior period amounts have been revised to conform to the current period presentation. These changes had no impact on previously reported net loss or stockholders’ deficit.

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 2:  Liquidity

During the quarter and six months ended July 2, 2004, ON Semiconductor incurred a net loss of $3.5 million and $51.1 million, respectively, compared to a net loss of $57.5 million and $108.0 million, respectively, for the quarter and six months ended July 4, 2003. ON Semiconductor’s net loss included net charges from restructuring, asset impairments and other, net of $0.9 million and $14.0 million, respectively for the quarter and six months ended July 2, 2004 as compared to $34.6 million for the quarter and six months ended July 4, 2003. ON Semiconductor’s net loss for the quarter and six months ended July 2, 2004 also included charges of $27.4 million and $60.4 million, respectively, for loss on debt prepayment as compared to charges of $3.5 million for the six months ended July 4, 2003. ON Semiconductor’s net loss for the six months ended July 4, 2003 included a charge of $21.5 million relating to a change in accounting principle described in Note 3. Net cash provided by operating activities was $52.9 million and $85.7 million for the quarter and six months ended July 2, 2004, respectively, as compared to net cash provided by operating activities of $12.1 million and $16.7 million for the quarter and six months ended July 4, 2003, respectively.

At July 2, 2004, ON Semiconductor had $257.7 million in cash and cash equivalents, net working capital of $253.8 million, term and revolving debt of $1,174.0 million in the aggregate and a stockholders’ deficit of $466.9 million. ON Semiconductor’s long-term debt includes $320.2 million (net of discount) under its senior bank facilities; $124.9 million (net of discount) of its 12% first-lien senior secured notes due 2010; $190.6 million (net of discount) of its 13% second-lien senior secured notes due 2008; $34.2 million of its 12% senior subordinated notes due 2009; $260.0 million of its zero coupon convertible senior subordinated notes due 2024; $146.9 million under its 10% junior subordinated note due 2011; $22.4 million under a note payable to a Japanese bank due 2010; $65.6 million under loan facilities with Chinese banks; and $9.2 million of capital lease obligations. ON Semiconductor was in compliance with all of the covenants contained in its various debt agreements as of July 2, 2004 and expects to remain in compliance over the next twelve months.

In February 2004, ON Semiconductor completed a public offering of common stock resulting in net proceeds of $226.7 million, after deducting the underwriting discount of $10.8 million ($0.3141 per share) and estimated offering expenses of $2.4 million, which includes $1.3 million that were unpaid as of July 2, 2004 and $0.3 million of bank amendment fees that were paid as of July 2, 2004. The net proceeds were used to redeem $70.0 million principal amount of ON Semiconductor’s 13% senior secured notes due 2010 and $105.0 million principal amount of the 12% senior secured notes due 2008 at a redemption price of 112% of the principal amount of such notes. The remaining proceeds were used for general corporate purposes.

In April 2004, ON Semiconductor commenced a cash tender offer for all of its outstanding 12% Senior Subordinated Notes due 2009. ON Semiconductor redeemed $225.8 million as of July 2, 2004, and redeemed the remaining $34.2 million outstanding principal amount of senior subordinated notes on August 2, 2004 at 106% of par value, using cash and cash equivalents. In order to finance the cash tender offer, ON Semiconductor issued $260.0 million of zero coupon convertible senior subordinated notes due 2024 and cash on hand. The notes do not bear cash interest, nor does the principal amount accrete. The notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain existing and future subsidiaries of ON Semiconductor.

During the year ended December 31, 2003, ON Semiconductor incurred a net loss of $166.7 million compared to net losses of $141.9 and 831.4 million in 2002 and 2001, respectively. ON Semiconductor’s net results included restructuring, asset impairments and other, net of $61.2 million, $27.7 million and $150.4 million in 2003, 2002 and 2001, respectively, as well as interest expense of $151.1, $152.5 million and $143.6 million, respectively. ON Semiconductor’s operating activities provided cash of $45.7 in 2003 and $46.4 million in 2002 and used cash of $116.4 million in 2001.

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2003, ON Semiconductor had $186.6 million in cash and cash equivalents, net working capital of $212.5 million, term or revolving debt of $1,302.9 million and a stockholders’ deficit of $644.6 million. ON Semiconductor’s long-term debt includes $320.1 million under its senior bank facilities; $191.6 million (net of discount) of its 13% senior secured notes due 2010; $292.6 million (net of discount) of its 12% senior secured notes due 2008; $260.0 million of its 12% senior subordinated notes due 2009; $139.9 million under a 10% junior subordinated note payable to Motorola due 2011; $48.0 million under a loan facility with a Chinese bank due 2013; $24.3 million under a note payable to a Japanese bank due 2010; $20.0 million under a loan facility with a Chinese bank due 2007; and $6.4 million under a capital lease obligations. ON Semiconductor was in compliance with all of the covenants contained in its various debt agreements at December 31, 2003 and expects to remain in compliance over the next twelve months.

ON Semiconductor’s ability to service its long-term debt, to remain in compliance with the various covenants and restrictions contained in its financing agreements and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, its future operating performance as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control.

If ON Semiconductor fails to generate sufficient cash from operations, it may need to raise additional equity or borrow additional funds to achieve its longer term objectives. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable to ON Semiconductor. Management believes that cash flow from operating activities coupled with existing cash balances will be adequate to fund ON Semiconductor’s operating and capital needs as well as to enable it to maintain compliance with its various debt agreements through July 2, 2005. To the extent that results or events differ from ON Semiconductor’s financial projections or business plans, its liquidity may be adversely affected.

Note 3:  Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and are depreciated over estimated useful lives of 30-40 years for buildings and 3-20 years for machinery and equipment using accelerated and straight-line methods. Expenditures for maintenance and repairs are charged to operations in the year in which the expense is incurred. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

The Company evaluates the recoverability of the carrying amount of its property, plant and equipment whenever events or changes in circumstances indicate that the related carrying amount of an asset may not be

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

recoverable. Impairment is assessed when the undiscounted expected cash flows derived from an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment test, the undiscounted cash flows used to assess impairments and the fair value of an impaired asset. The dynamic economic environment in which the Company operates and the resulting assumptions used to estimate future cash flows impact the outcome of these impairment tests.

Revenue Recognition

The Company recognizes revenue when assembly and test services are completed on inventory consigned in from affiliates and the related products are shipped to affiliates. Revenues include the cost of assembly and test services performed plus a markup based on an intercompany transfer pricing agreement.

Research and Development Costs

Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for employee stock options relating to the common stock of ON Semiconductor in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations (“APB 25”) and provides the pro forma disclosures required by SFAS No. 123 “Accounting for Stock Based Compensation” (“SFAS No. 123”). The Company measures compensation expense relating to non-employee stock awards in accordance with SFAS No. 123.

Had the Company determined employee stock compensation expense in accordance with SFAS No. 123, the Company’s net income (loss) for the years ended December 31, 2003, 2002, and 2001 and the the six months ended July 2, 2004 and July 4, 2003 would have been reduced (increased) to the pro forma amounts indicated below (in millions):

	Year Ended December 31,			Six Months Ended
	2003	2002	2001	July 2, 2004	July 4, 2003
Net loss, as reported	$(4.0)	$(0.2)	$(12.4)	$1.0	$(4.0)
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)

Pro forma net loss	$(4.1)	$(0.3)	$(12.5)	$0.9	$(4.1)

The fair value of each option grant has been estimated at the date of grant, using a Black-Scholes option-pricing model with the following weighted-average assumptions:

	2003	2002	2001	Six Months Ended
Employee Stock Options				July 2, 2004	July 4, 2003
Expected life (in years)	5	5	5	5	5
Risk-free interest rate	3.07%	4.40%	4.95%	3.21%	3.07%
Volatility	0.70	0.70	0.70	70%	70%

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted-average estimated fair value of employee stock options granted during 2003, 2002 and 2001 was $0.76, $1.97 and $3.75 per share, respectively. The weighted-average estimated fair value of employee stock options granted during the first six months of 2004 and the first six months of 2003 was $4.22 and $0.76 per share, respectively.

Income Taxes

Income taxes are accounted for using the asset and liability method and are determined on a separate return basis. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized.

Foreign Currencies

The Company utilizes the Japanese Yen as its functional currency. The net effect of gains and losses from foreign currency transactions are included in current operations. The assets and liabilities of the Company are translated into U.S. dollars at current exchange rates while revenues and expenses are translated at the average rate in effect for the period. The related translation gains and losses are included in accumulated other comprehensive income (loss) within stockholder’s equity.

Defined Benefit Plan

The Company maintains a defined benefit pension plan covering certain of its employees. For financial reporting purposes, net periodic pension costs are calculated based upon a number of actuarial assumptions, including a discount rate for plan obligations, assumed rate of return on pension plan assets and assumed rate of compensation increase for plan employees. All of these assumptions are based upon management’s judgement, considering all known trends and uncertainties. Actual results that differ from these assumptions would impact the future expense recognition and cash funding requirements of the pension plan.

Related Party Transactions

The Company has extensive transactions and relationships with ON Semiconductor and its affiliates including intercompany pricing agreements and certain manufacturing and information technology support agreements. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

Recent Accounting Pronouncements

In the second quarter of 2003, the Company adopted FASB Interpretation No. 46 (“FIN No. 46), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. FIN No. 46 requires that certain variable interest entities (VIE’s) be consolidated by the primary beneficiary, as that term is defined in FIN No. 46. The adoption of FIN No. 46 did not impact the Company’s financial condition or results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS No 149 amends and clarifies the accounting guidance on derivative instruments

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(including certain derivative instruments embedded in other contracts) and hedging activities that fall within the scope of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not impact the Company’s financial condition or results of operations.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS No. 150 specifies that freestanding financial instruments within its scope constitute obligations of the issuer that must be classified as liabilities and carried at liquidation value. Such freestanding financial instruments include mandatorily redeemable financial instruments, obligations to repurchase the issuer’s equity shares by transferring assets, and certain obligations to issue a variable number of shares. The Company’s adoption of SFAS No. 150 did not impact its financial condition or results of operations.

In December 2003, the FASB issued SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits (revised 2003)”. SFAS No. 132 revises employers’ disclosures about pension plans and other postretirement benefit plans. It requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. SFAS No. 132, which also requires new disclosures for interim periods beginning after December 15, 2003, is effective for fiscal years ending after December 15, 2003, except for certain disclosures associated with foreign plans which are required for years ended after June 15, 2004. The Company has included the required disclosures in Note 10 “Employee Benefit Plans”.

Note 4:  Accounting Change

The Company changed its method of accounting for unrecognized net actuarial gains or losses relating to its defined benefit pension obligations effective January 1, 2003. Historically, the Company amortized such net unrecognized actuarial gains or losses over the average remaining service lives of active plan participants, to the extent that such net gains or losses exceeded the greater of 10% of the related projected benefit obligation or plan assets. The Company no longer defers actuarial gains or losses but recognizes such gains and losses during the fourth quarter of each year, which is the period the Company’s annual pension plan actuarial valuations are prepared. Management believes that this change is to a preferable accounting method as actuarial gains or losses will be recognized currently in income rather than being deferred. The impact of this charge for periods prior to January 1, 2003 was a charge of $1.5 million, both before and after income taxes, and has been reflected as the cumulative effect of change in accounting principle in the Company’s statement of operations for the year ended December 31, 2003.

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5:  Restructuring, Asset Impairments and Other, net

The activity related to the Company’s restructuring, asset impairments and other, net is as follows (in millions):

	Reserve Balance at December 31, 2002	2003 Charges	2003 Usage	2003 Adjustments	Reserve Balance at December 31, 2003
June 2003
Non-cash impairment of property, plant and equipment	$—	$2.0	$(2.0)	$—	$—

June 2001
Cash exit costs	0.4	—	(0.3)	(0.1)	—

	$0.4	$2.0	$(2.3)	$(0.1)	$—

	Reserve Balance at December 31, 2001	2002 Charges	2002 Usage	2002 Adjustments	Reserve Balance at December 31, 2002
June 2001
Cash employee separations charges	$2.6	$—	$(2.6)	$—	$—
Cash exit costs	0.5	—	—	(0.1)	0.4

	$3.1	$—	$(2.6)	$(0.1)	$0.4

	Reserve Balance at December 31, 2000	2001 Charges	2001 Usage	Reserve Balance at December 31, 2001
	$—	$—	$—	$—
June 2001
Cash employee separations charges	—	4.9	(2.3)	2.6
Cash exit costs	—	0.5	—	0.5
Non-cash impairment of property, plant and equipment	—	4.2	(4.2)	—
Non-cash stock compensation and pension charges	—	1.5	(1.5)	—

	—			3.1

March 2001
Cash employee separations charges	—	2.1	(2.1)	—
Non-cash impairment of property, plant and equipment	—	0.6	(0.6)	—

	—			—

	$—	$13.8	$(10.7)	$3.1

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table reconciles the charges in the tables above to the “Restructuring, asset impairments and other, net” caption on the Statements of Operations for the years ended December 31, 2003, 2002 and 2001, (in millions):

Year Ended December 31, 2003
2003 Charges	$2.0
Less: Reserves released during the period	(0.1)

$1.9

Year Ended December 31, 2002
2002 Charges	$—
Less: Reserves released during the period	(0.1)

$(0.1)

Year Ended December 31, 2001
2001 Charges	$13.8

June 2003

In June 2003, the Company recorded a charge of $2.0 million for asset impairments. The $2.0 million of asset impairments including $1.6 million for buildings and $0.4 million for machinery that would no longer be used due to the continued consolidation of manufacturing activities.

June 2001

In June 2001, the Company recorded charges totaling $11.1 million. These charges were in response to rapidly changing economic circumstances requiring the Company to rationalize its manufacturing and distribution operations to meet declining customer demand. The programs included transferring certain manufacturing activities performed at the Company’s Aizu, Japan facilities to other facilities owned by the Parent or to third party contractors by December 2001.

The charge included $4.9 million to cover employee separation costs and $1.5 million for additional pension charges associated with the termination of 225 employees. All employees were terminated and the related severance payments have been made as of December 31, 2002.

The planned discontinuation of manufacturing activities triggered an impairment analysis of the carrying value of the related assets and resulted in the Company recording asset impairment charges totaling $4.2 million, related to the Aizu, Japan 4-inch wafer fabrication line. The Company measured the amount of the asset impairment by comparing the carrying value of the respective assets to the related estimated fair value. The Company estimated future net cash flows for the period of continuing manufacturing activities for each group of assets using price, volume, cost and salvage value assumptions that management considered to be reasonable in the circumstances. The impairment charges were recorded for the amount by which the carrying value of the

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

respective assets exceeded their estimated fair value. The related assets have been sold to third parties at amounts that approximated their estimated fair values, were transferred to other manufacturing facilities at their previously existing carrying values or are currently held for sale.

The June 2001 charge also included $0.5 million to cover certain exit costs relating to facility closure and contract terminations. All exit costs were paid as of December 31, 2003.

March 2001

In March 2001, the Company recorded charges totaling $2.7 million. The charges included $2.1 million to cover employee separation costs associated with the termination of 42 employees as well as $0.6 million for equipment write-offs that were charged directly against the related assets. All impacted employees were terminated and the related severance payments had been made as of December 31, 2001.

The March 2001 charge included property and equipment write downs of $0.6 million relating to assets that could not be utilized or were transferred to other locations of ON Semiconductor.

Note 6:  Long-term Debt

In 2000, the Company entered into a yen-denominated note agreement with a Japanese bank to finance the expansion of its manufacturing facilities. The loan, which had a balance of $22.4 million at July 2, 2004 (based on the yen-to-dollar exchange rate in effect at that date), bears interest at an annual rate of 2.3% and requires semi-annual principal and interest payments through September 2010 of approximately $2.0 million (based on the yen-to-dollar exchange rate at July 2, 2004.) The note is unsecured, however, the bank has rights under the agreement to obtain collateral in certain circumstances. In addition, the note is guaranteed by SCI, LLC.

Annual maturities relating to the Company’s long-term debt as of December 31, 2003 are as follows (in millions):

2004	$3.1
2005	3.6
2006	3.6
2007	3.6
2008	3.6
Thereafter	6.8

Total	$24.3

Annual maturities relating to the Company’s long-term debt as of July 2, 2004 are as follows (in millions):

Remainder of 2004	$1.8
2005	3.5
2006	3.5
2007	3.5
2008	3.5
Thereafter	6.6

Total	$22.4

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 7:  Balance Sheet Information

Balance sheet information is as follows (in millions):

	December 31,		July 2, 2004
	2003	2002
			(unaudited)
Property, plant and equipment, net:
Land	$9.4	$8.4	$9.3
Buildings	84.8	80.4	84.4
Machinery and equipment	127.1	144.0	134.1

Total property, plant and equipment	221.3	232.8	227.8
Less: Accumulated depreciation	(149.7)	(160.3)	(153.0)

	$71.6	$72.5	$74.8

Accrued expenses:
Current portion of pension liability	$1.3	$1.2	$1.3
Accrued payroll	2.2	2.0	3.2
Restructuring reserves	—	0.4	—
Other	0.5	0.2	—

	$4.0	$3.8	$4.5

Other long-term liability:
Pension liability	$5.2	$5.0	$4.9
Accrued payroll	0.2	0.3	0.3

	$5.4	$5.3	$5.2

Accumulated other comprehensive income:
Foreign currency translation adjustments	$1.0	$(2.0)	$0.9
Pension adjustment effect	—	(0.6)	—

	$1.0	$(2.6)	$0.9

Depreciation expense totaled $10.0 million, $11.7 million and $13.2 million for the years ended December 31, 2003, 2002 and 2001, respectively.

Note 8:  Income Taxes

The income tax provision (benefit) is as follows (in millions):

	Year Ended December 31,
	2003	2002	2001
Current	$0.2	$0.2	$0.4
Deferred	1.3	0.8	(3.4)

	$1.5	$1.0	$(3.0)

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the Japanese statutory income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2003	2002	2001
Japan federal statutory rate	(40.0)%	40.0%	(36.5)%
Increase (decrease) resulting from:
Non-deductible corporate allocation	28.0	55.0	1.4
Valuation allowance	145.2	—	13.6
Other	16.8	30.0	2.0

	150.0%	125.0%	(19.5)%

Deferred tax assets (liabilities) are as follows (in millions):

	Year Ended December 31,
	2003	2002
Reserves and accruals	$0.6	$0.6
Fixed assets	(2.8)	(3.2)
Inventory	0.5	0.4
Net operating loss	4.1	3.9
Other	2.9	2.3

Gross deferred tax assets	5.3	4.0
Valuation allowance	(5.3)	(2.7)

Net deferred tax asset	$—	$1.3

As of December 31, 2003 and 2002, the Company’s net operating loss carryforwards were $11.3 million and $10.8 million, respectively. If not utilized, these net operating losses will expire in varying amounts from 2006 to 2008.

Cash paid for income taxes was $0.0 million, $0.0 million and $4.3 million for the years ended December 31, 2003, 2002 and 2001, respectively.

Note 9:  Notes Payable to Affiliates

In conjunction with the Recapitalization, the Company entered into a note payable with the Parent totaling $101.1 million. Borrowings under the note bear interest at 10.5% (payable monthly) and are due December 31, 2004. As of December 31, 2003 and 2002, $15.8 million and $22.3 million was outstanding under this note payable.

The Company also entered into a note payable with an affiliate totaling $1.7 million denominated in Japanese Yen (based on the yen-to-dollar exchange rate at December 31, 2003). Borrowings under the note payable bear interest at 3.0% (payable monthly) and are due December 30, 2006.

Cash paid for interest was $2.0 million, $2.9 million and $4.1 million for the years ended December 31, 2003, 2002 and 2001, respectively.

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 10:  Employee Benefit Plan

Defined Benefit Plan

The Company has a pension plan that covers most employees. The benefit formula is dependent upon employee years of service. The Company’s policy is to fund the plan in accordance with the requirements and regulations of Japanese labor laws. Benefits under this pension plan are valued using the projected unit credit cost method. The Company expects to contribute $1.2 million to the pension plan in 2004 based on its current assessment of the economic environment.

The following is a summary of the status of the Company’s pension plan and the net periodic pension cost (dollars in millions):

	Year Ended December 31,
	2003	2002	2001
Service cost	$0.6	$0.5	$0.9
Interest cost	0.2	0.2	0.4
Expected return on plan assets	(0.1)	(0.1)	(0.4)
Amortization of net (gain) or loss	1.6	—	—
Amortization of prior service cost	0.2	0.2	0.3
Settlement losses	—	—	3.2

Net periodic pension cost	$2.5	$0.8	$4.4

Weighted average assumption
Discount rate	2.00%	3.00%	3.00%
Expected return on plan assets	3.50%	5.00%	5.00%
Rate of compensation increase	1.00%	2.00%	2.00%

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31,
	2003	2002
Change in projected benefit obligation
Projected benefit obligation at the beginning of the year	$8.6	$11.1
Service cost	0.6	0.5
Interest cost	0.2	0.2
Actuarial gain	0.1	0.8
Benefits paid	(0.3)	(4.4)
Translation gain	1.1	0.6

Projected benefit obligation at the end of the year	10.3	8.8

Accumulated benefit obligation at the end of the year	10.1	8.6

Change in plan assets
Fair value of plan assets at the beginning of the year	$1.8	$5.4
Actual return on plan assets	(0.1)	(0.3)
Benefits paid	(0.3)	(4.5)
Employer contributions	1.2	1.0
Translation gain	0.3	0.2

Fair value of plan assets at the end of the year	2.9	1.8

Net amount recognized
Funded status	(7.4)	(7.0)
Unrecognized prior service cost	1.0	1.1
Unrecognized net (gain) or loss	—	1.4

Net amount recognized	(6.4)	(4.5)

Amounts recognized in the statement of financial position
Prepaid benefit cost
Accrued benefit liability	(1.3)	(1.2)
Other long-term liabilities	(5.2)	(5.0)
Intangible asset	0.1	1.1
Accumulated other comprehensive income	—	0.6

Net amount recognized	(6.4)	(4.5)

Weighted average assumptions at the end of the year
Discount rate	2.00%	2.00%
Rate of compensation increase	1.00%	1.00%

As of July 2, 2004 and December 31, 2003, the total accrued pension liability was $6.2 million and $6.4 million, respectively. The components of our net periodic pension expense for the three months and six months ended July 2, 2004 and July 4, 2003 are as follows (in millions):

	Six Months Ended
	July 2, 2004	July 4, 2003
Service cost	$0.3	$0.2
Interest cost	0.1	0.2
Cumulative effect of accounting change	—	1.5

Total net periodic pension cost	$0.4	$1.9

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 11:  Stock Options

Certain employees of the Company participate in ON Semiconductor stock option plans.

Generally, the options granted under these plans vest over a period of four years. Upon the termination of an option holder’s employment, all unvested options will immediately terminate and vested options will generally remain exercisable for a period of 90 days after date of termination (one year in the case of death or disability).

Information with respect to the activity of the stock option plans as it relates to the employees of the Company is as follows (in millions, except per share data):

	2003		2002		2001
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	0.2	$3.73	0.2	$4.20	$0.2	$5.55
Grants	0.1	1.25	—		0.1	6.06
Exercises	—	—	—	—	—	—
Cancellations	—	—	—	—	(0.1)	8.66

Outstanding at end of year	0.3	$3.31	0.2	$3.73	0.2	$4.20

Exercisable at end of year	0.2	$3.39	0.1	$3.54	0.1	$2.81

Weighted average fair value of options granted during the period		$0.76		$1.97		$3.75

The following tables summarize options outstanding and options exercisable at December 31, 2003:

	Outstanding Options
	Number Shares	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price
Range of Exercise Prices
$1.25-$1.50	0.2	6.44	$1.45
$3.22-$6.13	0.1	8.07	3.22

Totals	0.3		3.31

	Exercisable Options
	Number Shares	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price
Range of Exercise Prices
$1.25-$1.50	0.1	5.70	$1.50
$3.22-$6.13	0.1	7.15	6.13

Totals	0.2		3.39

These options will expire if not exercised at specific dates through November 2012.

ON SEMICONDUCTOR JAPAN TECHNOLOGY LTD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 12:  Foreign Currency Exchange Contracts

The Company’s foreign currency exposures are included in ON Semiconductor’s worldwide foreign currency exposure management program. ON Semiconductor aggregates the forecasted foreign currency exposures for each of its subsidiaries on a monthly basis and enters into forward currency contracts in order to reduce its overall exposure to the effects of currency fluctuations on its results of operations and cash flows. The Company’s net foreign currency transaction losses included in the accompanying statement of operations for the years ended December 31, 2003 and 2002 are $0.8 million and $1.3 million, respectively.

Note 13:  Commitments and Contingencies

Legal Matters

ON Semiconductor is currently involved in a variety of legal matters that arose in the normal course of business. Based on information currently available, management does not believe that the ultimate resolution of these matters will have a material adverse effect on ON Semiconductor’s financial condition, results of operations or cash flows.

Common Stock Collateral Pledge

On May 6, 2002, ON Semiconductor and SCI LLC (collectively, the “Issuers”) issued $300 million principal amount of second-lien notes due 2008. The notes are jointly and severally, fully and unconditionally guaranteed on a senior basis by ON Semiconductor’s domestic restricted subsidiaries that are guarantors under its senior subordinated notes. In addition, the notes and guarantees are secured on a second priority basis by the capital stock or other equity interests of ON Semiconductor’s domestic subsidiaries, 65% of the capital stock or other equity interests of its first-tier foreign subsidiaries, including the Company, and substantially all other assets, in each case that are held by ON Semiconductor or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

On March 3, 2003, the Issuers issued $200.0 million principal amount of first-lien senior secured notes due 2010. The notes are fully and unconditionally guaranteed on a joint and several basis by each of the domestic subsidiaries of ON Semiconductor (other than SCI LLC). The notes and guarantees are secured on a first-priority basis by the capital stock or other equity interests of ON Semiconductor’s domestic subsidiaries, 65% of the capital stock or other equity interests of its first-tier foreign subsidiaries, including the Company, and substantially all other assets, in each case that are held by ON Semiconductor or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

Note 14:  Fair Value of Financial Instruments

The Company uses the following methods to estimate the fair value of its financial instruments:

Cash and Cash Equivalents

The carrying amount approximates fair value due to the short-term maturities of such instruments.

Notes Payable to Affiliate

Due to the related-party nature of the notes payable to affiliate, it was not practicable to estimate their fair values due to the inability to obtain quoted market prices to determine current market rates for similar instruments. At December 31, 2003 and 2002, the carrying value of the notes payable to affiliate was $17.5 million, and $23.8 million respectively.